Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT

Minaxi Patel

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for

Fourth Quarter and Full Year Fiscal 2004

MOUNTAIN VIEW, Calif. December 1, 2004 – Synopsys, Inc. (Nasdaq:  SNPS), a world leader in semiconductor design software, today reported results for its fourth quarter and fiscal year ended October 31, 2004.

For the fourth quarter of fiscal 2004, Synopsys reported revenue of $230.6 million, a 27% decrease compared to revenue of $316.5 million for the fourth quarter of fiscal 2003.  The decrease is due primarily to a further shift in Synopsys’ license mix away from software licenses on which revenue is recognized when the product is shipped (“upfront” licenses) and toward licenses on which revenue is recognized over the term of the license.  During the fourth quarter of fiscal 2004, revenue from upfront licenses was $69 million less than revenue from such licenses in the fourth quarter of fiscal 2003.

For fiscal year 2004, Synopsys reported annual revenue of $1.09 billion, a 7.2% decrease compared to revenue of $1.18 billion in 2003.  The decrease in annual revenue reflects primarily the shift in license mix in the fourth quarter of fiscal 2004, a lower level of orders than expected in fiscal 2004, and a decrease in maintenance revenue.

GAAP Results

On a generally accepted accounting principles (GAAP) basis, for the fourth quarter of fiscal 2004, net loss was $(28.4) million, or $(0.19) per share, compared to net income of $44.6 million, or $0.27 per share, for the fourth quarter of fiscal 2003.  GAAP net income for the fiscal year ended October 31, 2004 was $74.3 million, or $0.46 per share, compared to $149.7 million, or $0.95 per share, for the fiscal year ended October 31, 2003.  The decrease in net income for the fiscal year was due primarily to lower revenue and other income, an increase in cost of services revenue due to increased field support headcount and an increase in amortization of intangible assets from acquisitions.

Non-GAAP Results

On a non-GAAP basis, for the fourth quarter of fiscal 2004, net income was $1.8 million, or $0.01 per share, compared to non-GAAP net income of $71.6 million, or $0.44 per share, for the fourth quarter of fiscal 2003.  Non-GAAP net income for the fiscal year ended October 31, 2004 was $166.4 million, or $1.04 per share, compared to $252.1 million, or $1.59 per share, for the fiscal year ended October 31, 2003.

A description of the items excluded from non-GAAP results and a reconciliation of GAAP and non-GAAP results are contained in the section entitled “GAAP Reconciliation” below. Per share data for the periods presented reflect Synopsys’ two-for-one stock split completed on September 23, 2003.

Fourth Quarter Business Environment

“We made solid progress in the fourth quarter, executing on the planned shift in our license mix with ratable licenses accounting for, as expected, for over 90% of our license orders for the quarter,” said Aart de Geus, chairman and chief executive officer.  “We also saw the initial customer benefits of major technology advancements in our core Galaxy™ design and Discovery ™ verification platforms, while making strategic investments in Design for Manufacturing and reusable Intellectual Property.  With a good Q4, we have positioned the company well for competitive wins in 2005.”

Fiscal 2005 Financial Targets

Synopsys also announced its operating model targets for the first quarter and fiscal year 2005.  These targets are forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal 2005 Targets

•                  Revenue:  $233 million - $243 million

•                  Non-GAAP expenses:  $223 million - $233 million

•                  GAAP expenses: $264.5 million - $277 million

•                  Other income and expense:  $(1.5) million – $1.5 million

•                  Fully diluted outstanding shares:  144 million - 152 million

•                  Tax rate applied in net income calculations:  31%

•                  Non-GAAP earnings:  $0.03 - $0.07 per share

•                  GAAP earnings: $(0.17) - $(0.12) per share

•                  Revenue from backlog:  over 90% of revenue

Fiscal Year 2005 Targets

•                  Revenue:  $930 million - $980 million

•                  Fully diluted outstanding shares:  144 million - 152 million

•                  Tax rate applied in net income calculations:  31%

•                  Non-GAAP earnings:  $0.22 - $0.32 per share

•                  GAAP earnings: $0.00 - $0.11 per share

These targets supersede all fiscal 2005 financial targets previously given by Synopsys.

GAAP Reconciliation

Non-GAAP net income consists of GAAP net income excluding, to the extent incurred in a particular quarter or fiscal year, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and facilities and workforce realignment charges. Intangible assets consist primarily of purchased technology, contract rights intangible, customer-

installed base/relationships, trademarks and tradenames, covenants not to compete, customer backlog and other intangibles.  Non-GAAP net income is reduced by the amount of additional taxes that Synopsys would accrue if it used non-GAAP results instead of GAAP results to calculate Synopsys’ tax liability.

Synopsys’ management evaluates and makes operating decisions primarily based on the bookings and revenues of its core software and services business operations and the direct, ongoing and recurring costs of those operations such as cost of revenues and research and development, sales and marketing and general and administrative expenses.  Management does not believe amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and facilities and workforce realignment charges are ordinary, ongoing and recurring operating charges for Synopsys’ core software and services business operations.  Therefore, management calculates the non-GAAP financial measures used in this earnings release excluding these charges and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations.  Management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Fourth Quarter and Full-Fiscal Year End Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP results for the periods indicated below:

Income Statement Reconciliation	Three Months Ended October 31,		Twelve Months Ended October 31,
(in thousands)	2004	2003	2004	2003

GAAP net income (loss)	$(28,382)	$44,575	$74,337	$149,724
Amortization of intangible assets and deferred stock compensation	34,536	32,836	137,463	128,174
Merger termination fee	—	—	10,000	—
In-process research and development	1,638	—	1,638	19,850
Realignment charges, net of those settled at a lower cost than estimated	(3)	14,856	510	14,856
Collection of acquired accounts receivable originally assumed uncollectible	—	—	—	(3,000)
Pre-merger liabilities resolved at a lower cost than estimated	—	(4,714)	—	(5,330)
Tax effect	(5,992)	(15,956)	(57,517)	(52,135)
Non-GAAP net income	$1,797	$71,597	$166,431	$252,139

Income Statement Reconciliation Per Share	Three Months Ended October 31,		Twelve Months Ended October 31,
(in thousands, except per share data)	2004	2003	2004	2003

GAAP earnings (loss) per share	$(0.19)	$0.27	$0.46	$0.95
Amortization of intangible assets and deferred stock compensation	0.23	0.20	0.86	0.81
Merger termination fee	—	—	0.06	—
In-process research and development	0.01	—	0.01	0.13
Realignment charges, net of those settled at a lower cost than estimated	—	0.09	0.01	0.09
Collection of acquired accounts receivable originally assumed uncollectible	—	—	—	(0.02)
Pre-merger liabilities resolved at a lower cost than estimated	—	(0.03)	—	(0.03)
Tax effect	(0.04)	(0.09)	(0.36)	(0.34)
Non-GAAP earnings per share	$0.01	$0.44	$1.04	$1.59

Shares used in calculation	151,727	164,381	159,991	158,326

Reconciliation of Estimated Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP target operating results for the periods indicated below:

Non-GAAP Target Expenses Reconciliation	Range for Three Months Ending January 31, 2005
(in thousands)	Low	High
GAAP target expenses	$264,500	$277,000
Estimated impact of in-process research and development charge	(6,500)	(7,500)
Estimated impact of amortization of intangible assets and deferred stock compensation	(35,000)	(36,500)
Non-GAAP target expenses	$223,000	$233,000

Information regarding Target Earnings Per Share	Range for Three Months Ending January 31, 2005
(in thousands, except per share data)	Low	High

GAAP target loss per share	$(0.17)	$(0.12)
Estimated impact of in-process research and development charge, net of tax	0.03	0.03
Estimated impact of amortization of intangible assets and deferred stock compensation per share, net of tax	0.17	0.16
Non-GAAP target earnings per share	$0.03	$0.07

Shares used in calculation (midpoint of target range)	148,000	148,000

Information regarding Target Earnings Per Share	Range for Fiscal Year Ending October 31, 2005
(in thousands, except per share data)	Low	High

GAAP target earnings per share	$0.00	$0.11
Estimated impact of in-process research and development charge, net of tax	0.03	0.03
Estimated impact of amortization of intangible assets and deferred stock compensation per share, net of tax	0.19	0.18
Non-GAAP target earnings per share	$0.22	$0.32

Shares used in calculation (midpoint of target range)	148,000	148,000

Additional Financial Information Available on Synopsys Website

In connection with the issuance of this earnings release, Synopsys is making available to investors supplemental financial information, which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/q404.pdf. Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-888-428-4470 (612-332-0530 for international callers), access code 754504, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of Synopsys’ results for the first quarter of fiscal 2005 in February 2005.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, Chairman and Chief Executive Officer, and Steve Shevick, Chief Financial Officer, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this release, copies of the prepared remarks of the Chief Executive Officer and Chief Financial Officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter earnings call in February 2005, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2005 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in February 2005.  Furthermore, Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the full year fiscal 2004 with its Annual Report on Form 10-K to be filed in January 2005.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips (SoCs). Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected or expected future events or financial results in the sections entitled “Fourth Quarter Business Environment,” “Fiscal 2005 Financial Targets,” and “GAAP Reconciliation – Reconciliation of Estimated Target Operating Results” are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including but not limited to the risk of:

•                  continued weakness or continued budgetary caution in the semiconductor or electronic systems industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  lower-than-anticipated new IC design starts;

•                  competition in the market for Synopsys’ products and services;

•                  failure to continue to improve Synopsys’ existing products;

•                  failure to successfully develop additional intellectual property blocks for Synopsys’ IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the ongoing integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•                  adverse variations from currently projected customer payment terms; and

•                  continued downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP basis for the fiscal quarter ending January 31, 2005 and earnings per share on a GAAP basis for the full fiscal year 2005 could differ materially from the targets stated under “Fiscal 2005 Financial Targets” above for a number of reasons, including (i) completion of the purchase accounting for Synopsys’ acquisition transactions completed in the first quarter of fiscal 2005; (ii) a determination by Synopsys that any portion of its intangible assets have become impaired, (iii) changes in deferred stock compensation expenses caused by employee terminations, and (iv) integration and other acquisition-related expenses, amortization of additional intangible assets and deferred stock compensation associated with future acquisitions, if any.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports which Synopsys has filed with the Securities and Exchange Commission, and which are available at www.sec.gov, specifically the section contained in Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the third quarter of fiscal 2004 filed with the Commission on September 14, 2004 entitled “Factors That May Affect Future Results.”

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Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Three Months Ended October 31, 2004(2)			Three Months Ended October 31, 2003(2)
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue:
Upfront license	$18,301	—	$18,301	$87,051	—	$87,051
Time-based license	165,302	—	165,302	167,859	—	167,859
Service	46,952	—	46,952	61,543	—	61,543
Total revenue	230,555	—	230,555	316,453	—	316,453
Cost of revenue:
Upfront license	1,934	—	1,934	4,816	—	4,816
Time-based license	20,016	—	20,016	13,465	—	13,465
Service	18,716	—	18,716	21,252	(2,620)	18,632
Amortization of intangible assets and deferred stock compensation	26,055	(26,055)	—	23,897	(23,897)	—
Total cost of revenue	66,721	(26,055)	40,666	63,430	(26,517)	36,913
Gross margin	163,834	26,055	189,889	253,023	26,517	279,540
Operating expenses:
Research and development	76,337	—	76,337	79,283	(6,172)	73,111
Sales and marketing	86,346	—	86,346	80,295	(4,637)	75,658
General and administrative	25,742	3	25,745	23,467	3,287	26,754
In-process research and development	1,638	(1,638)	—	—	—	—
Amortization of intangible assets and deferred stock compensation	8,481	(8,481)	—	8,939	(8,939)	—
Total operating expenses	198,544	(10,116)	188,428	191,984	(16,461)	175,523
Operating income (loss)	(34,710)	36,171	1,461	61,039	42,978	104,017
Other income (expense), net	1,143	—	1,143	2,052	—	2,052
Income (loss) before provision for income taxes	(33,567)	36,171	2,604	63,091	42,978	106,069
Provision (benefit) for income taxes	(5,185)	5,992	807	18,516	15,956	34,472
Net income (loss)	$(28,382)	$30,179	$1,797	$44,575	$27,022	$71,597
Basic earnings (loss) per share:
Net income (loss) per share	$(0.19)		$0.01	$0.29		$0.46
Weighted-average common shares	151,124		151,124	155,018		155,018
Diluted earnings (loss) per share:
Net income (loss) per share	$(0.19)		$0.01	$0.27		$0.44
Weighted-average common shares and equivalents	151,124		151,727	164,381		164,381

(1)          Synopsys’ fiscal year and fourth quarter end on the Saturday nearest to October 31. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)          All common share and per share data for all periods presented are adjusted to reflect the Company’s stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Twelve Months Ended October 31, 2004(2)			Twelve Months Ended October 31, 2003(2)
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue:
Upfront license	$215,955	—	$215,955	$298,280	—	$298,280
Time-based license	663,244	—	663,244	618,024	—	618,024
Service	212,905	—	212,905	260,679	—	260,679
Total revenue	1,092,104	—	1,092,104	1,176,983	—	1,176,983
Cost of revenue:
Upfront license	19,407	197	19,604	15,950	—	15,950
Time-based license	51,321	—	51,321	53,515	—	53,515
Service	83,759	111	83,870	77,996	(2,620)	75,376
Amortization of intangible assets and deferred stock compensation	102,572	(102,572)	—	92,856	(92,856)	—
Total cost of revenue	257,059	(102,264)	154,795	240,317	(95,476)	144,841
Gross margin	835,045	102,264	937,309	936,666	95,476	1,032,142
Operating expenses:
Research and development	285,281	754	286,035	285,880	(6,172)	279,708
Sales and marketing	302,372	580	302,952	310,692	(4,637)	306,055
General and administrative	121,547	(12,152)	109,395	90,021	6,287	96,308
In-process research and development	1,638	(1,638)	—	19,850	(19,850)	—
Amortization of intangible assets and deferred stock compensation	34,891	(34,891)	—	35,318	(35,318)	—
Total operating expenses	745,729	(47,347)	698,382	741,761	(59,690)	682,071
Operating income	89,316	149,611	238,927	194,905	155,166	350,071
Other (expense) income, net	2,276	—	2,276	24,084	(616)	23,468
Income before provision for income taxes	91,592	149,611	241,203	218,989	154,550	373,539
Provision for income taxes	17,255	57,517	74,772	69,265	52,135	121,400
Net income	$74,337	$92,094	$166,431	$149,724	$102,415	$252,139
Basic earnings per share:
Net income per share	$0.48		$1.08	$0.99		$1.67
Weighted-average common shares	154,439		154,439	151,251		151,251
Diluted earnings per share:
Net income per share	$0.46		$1.04	$0.95		$1.59
Weighted-average common shares and equivalents	159,991		159,991	158,326		158,326

(1)          Synopsys’ fiscal year and fourth quarter end on the Saturday nearest to October 31.  For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)          All common share and per share data for all periods presented are adjusted to reflect the Company’s stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands)

	October 31, 2004	October 31, 2003
ASSETS:
Current assets:
Cash and cash equivalents	$330,798	$524,308
Short-term investments	248,231	174,049
Total cash, cash equivalents and short-term investments	579,029	698,357
Accounts receivable, net of allowances of $7,113 and $8,295, respectively	132,258	200,998
Deferred income taxes	125,601	248,425
Income taxes receivable	46,583	72,124
Prepaid expenses and other current assets	29,562	19,302
Total current assets	913,033	1,239,206
Property and equipment, net	178,155	184,313
Long-term investments	12,831	8,595
Goodwill	593,706	550,732
Intangible assets, net	198,069	285,583
Other assets	196,393	38,924
Total assets	$2,092,187	$2,307,353

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$184,146	$204,226
Accrued income taxes	188,096	201,855
Deferred revenue	368,913	398,878
Total current liabilities	741,155	804,959
Deferred compensation and other liabilities	51,794	47,390
Long-term deferred revenue	34,189	21,594
Stockholders’ equity (2):
Common stock, $0.01 par value; 400,000 shares authorized; 147,370 and 155,837 shares outstanding, respectively	1,474	1,560
Additional paid-in capital	1,240,568	1,198,421
Retained earnings	202,146	251,979
Treasury stock, at cost; 9,759 and 662 shares, respectively	(175,762)	(20,733)
Deferred stock compensation	(2,732)	(7,170)
Accumulated other comprehensive income	(645)	9,353
Total stockholders’ equity	1,265,049	1,433,410
Total liabilities and stockholders’ equity	$2,092,187	$2,307,353

(1)          Synopsys’ fiscal year and fourth quarter end on the Saturday nearest to October 31.  For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)          All common share data for all periods presented are adjusted to reflect the Company’s stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2004	2003	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(28,382)	$44,575	$74,337	$149,724
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and depreciation	48,244	46,337	192,774	184,110
Deferred taxes	(50,855)	(30,503)	(50,855)	(30,503)
In-process research and development	1,638	—	1,638	19,850
Write-down of long-term assets	1,757	583	3,658	4,525
Tax benefit associated with stock options	30,532	61,802	30,532	65,028
Deferred rent	—	165	—	1,725
Provision for doubtful accounts and sales returns	(927)	—	(833)	(1,577)
Net change in unrecognized gains and losses on foreign exchange contracts	(2,877)	2,467	(14,019)	18,107
Loss (gain) on sale of short- and long-term investments	34	(1,798)	(1,295)	(22,366)
Net changes in operating assets and liabilities:
Accounts receivable	12,377	804	70,511	7,183
Income taxes receivable	2,746	(2,038)	25,541	—
Prepaid expenses and other current assets	519	73,680	(10,260)	66,289
Other assets	2,131	(27,590)	(11,318)	(9,055)
Accounts payable and accrued liabilities	22,136	23,048	(26,906)	(31,840)
Accrued income taxes	5,457	(46,666)	(13,829)	(44,510)
Deferred revenue	(11,624)	(28,274)	(17,721)	5,226
Deferred compensation	661	1,626	11,714	9,618
Net cash provided by operating activities	33,567	118,218	264,037	391,534
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	196,657	73,999	992,300	253,828
Purchases of short-term investments	(244,779)	(106,287)	(1,066,434)	(325,386)
Proceeds from sale of long-term investments	—	2,945	412	34,951
Purchases of long-term investments	(195)	(413)	(6,339)	(1,213)
Purchases of property and equipment, net	(9,932)	(16,605)	(45,005)	(50,148)
Cash paid for acquisitions, net of cash received	(20,408)	—	(60,138)	(167,744)
Capitalization of software development costs	(683)	(654)	(2,739)	(2,616)
Net cash used in investing activities	(79,340)	(47,015)	(187,943)	(258,328)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	—	—	200,000	—
Payments on credit facility	—	—	(200,000)	—
Issuances of common stock	14,827	55,240	156,719	334,928
Purchases of treasury stock	(134,969)	(34,096)	(423,305)	(260,746)

Net cash provided by (used in) financing activities	(120,142)	21,144	(266,586)	74,182
Effect of exchange rate changes on cash	(2,521)	5,677	(3,018)	4,340
Net increase (decrease) in cash and cash equivalents	(168,436)	98,024	(193,510)	211,728
Cash and cash equivalents, beginning of period	499,234	426,284	524,308	312,580
Cash and cash equivalents, end of period	$330,798	$524,308	$330,798	$524,308

(1)          Synopsys’ fiscal year and fourth quarter end on the Saturday nearest to October 31.  For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.